UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2011

SUPERGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27628	91-1841574
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4140 Dublin Blvd., Suite 200

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 560-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2011, SuperGen, Inc., a Delaware corporation (“SuperGen”), entered into an Implementation Agreement (the “Implementation Agreement”) with Astex Therapeutics Limited, a UK corporation (“Astex”), by which SuperGen will acquire Astex (the “Transaction”).  The Implementation Agreement has been unanimously approved by the Boards of Directors of both SuperGen and Astex.  After the Transaction, SuperGen intends to change its name to Astex Pharmaceuticals, Inc. and to list its shares under the NASDAQ symbol “ASTX.”

Subject to the terms and conditions of the Implementation Agreement and a scheme of arrangement under UK law, at the effective time of the Transaction, SuperGen plans to pay $25 million in cash and issue shares in SuperGen stock representing 35% of the total post closing shares of SuperGen.  Subsequently, SuperGen plans to pay deferred consideration of $30 million, to be paid at the discretion of the combined company in stock, cash or a combination of stock and cash.

Consummation of the Transaction is subject to various customary closing conditions, including (i) the approval of the issuance of the new SuperGen shares by the stockholders of SuperGen, (ii) the approval of the Transaction by the shareholders of Astex, (iii) the absence of any order or injunction of a court of competent jurisdiction that prohibits the consummation of the Transaction, (iv) the absence of certain governmental restraints, (v) subject to certain exceptions, the accuracy of the representations and warranties of each party, and (vi) the performance in all material respects by each party of its obligations under the Implementation Agreement.

The Implementation Agreement contains certain termination rights for both SuperGen and Astex and provides that in certain specified circumstances, SuperGen must pay Astex a termination fee of $6 million (generally in the event the Board of Directors of SuperGen changes its recommendation that its stockholders adopt the Implementation Agreement, in order to pursue a superior acquisition proposal from a third party).

Concurrently with the execution of the Implementation Agreement, Astex entered into support agreements (the “Support Agreements”) with each director of SuperGen, pursuant to which each such person agreed to vote his shares of SuperGen common stock (which in the aggregate represent approximately one percent (1.0%) of the outstanding shares of SuperGen common stock) in favor of all proposals to approve the Transaction and any related matters.

A copy of the Implementation Agreement and the form of Support Agreement are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.  The foregoing descriptions of the Implementation Agreement and the form of Support Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the full text of the Implementation Agreement and the form of Support Agreement.

The Implementation Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about SuperGen.  The representations, warranties and covenants contained in the Implementation Agreement were made only for purposes of the Implementation Agreement and as of specified dates, were solely for the benefit of the parties to the Implementation Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Implementation Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Implementation Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Implementation Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SuperGen, Astex or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Implementation Agreement, which subsequent information may or may not be fully reflected in SuperGen’s public disclosures.

Additional Information and Where to Find It

In connection with the proposed transaction, SuperGen will be filing a proxy statement and relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”).  SECURITY HOLDERS OF SUPERGEN ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting SuperGen’s Investor Relations Department, 4140 Dublin Blvd., Suite 200, Dublin, CA 94568 (Telephone: (925) 560-0100).  In addition, documents filed with the SEC by SuperGen are available free of charge at the SEC’s web site at http://www.sec.gov and at SuperGen’s website www.supergen.com under “SEC Filings.”

SuperGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding SuperGen’s directors and executive officers is available in SuperGen’s proxy statement for its 2010 annual meeting of stockholders and its Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on April 30, 2010 and March 9, 2011, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.  Each of these documents is, or will be, available free of charge at the SEC’s web site at http://www.sec.gov and from SuperGen’s Investor Relations Department, 4140 Dublin Blvd., Suite 200, Dublin CA 94568 (Telephone: (925) 560-0100).

Item 8.01  Other Events.

On April 6, 2011, SuperGen and Astex issued a joint press release announcing the execution of the Implementation Agreement, dated as of April 6, 2011.

The press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

2.1

Implementation Agreement, between SuperGen, Inc., a Delaware corporation, and Astex Therapeutics Limited, a UK corporation, dated April 6, 2011 (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Form of Support Agreement among Astex Therapeutics Limited, a UK corporation, and certain stockholders of SuperGen, Inc.

99.2	Joint Press release issued by SuperGen, Inc. and Astex Therapeutics Limited, a UK corporation, dated April 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERGEN, INC.

By:	/s/ MICHAEL MOLKENTIN
Michael Molkentin
Chief Financial Officer

Date:  April 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1

Implementation Agreement, between SuperGen, Inc., a Delaware corporation, and Astex Therapeutics Limited, a UK corporation, dated April 6, 2011 (certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Form of Support Agreement among Astex Therapeutics Limited, a UK corporation, and certain stockholders of SuperGen, Inc.

99.2	Joint Press release issued by SuperGen, Inc. and Astex Therapeutics Limited, a UK corporation, dated April 6, 2011.